Exhibit 99.1

NEWS RELEASE

NuVasive Announces Certain Preliminary Unaudited Second Quarter 2020 Results

SAN DIEGO, July 20, 2020 -- NuVasive, Inc. (NASDAQ: NUVA), the leader in spine technology innovation, focused on transforming spine surgery with minimally disruptive, procedurally integrated solutions, today announced certain preliminary unaudited results for the second quarter 2020.

Based on preliminary unaudited financial results, the Company estimates second quarter 2020 net sales to be in the range of $202 million to $205 million, reflecting a decline of approximately -30% compared to $292.1 million for the second quarter 2019. This reflects the impact of the widespread shutdown in elective surgical procedures in April as a result of the COVID-19 pandemic and government stay-at-home orders, with surgical volumes increasing in May and even further in June. NuVasive took a number of steps to preserve its ongoing support of commercial and operational initiatives as well as maintaining its investment in R&D innovation, however, with the decline in net sales compared to prior year, the Company’s margins were negatively impacted.

In addition to the adverse impacts of the COVID-19 pandemic on the Company’s second quarter net sales, the Company will record incremental charges primarily resulting from pandemic impacts, including charges related to inventory and accounts receivable. As a result of these charges, which collectively are estimated to be in the range of $20 million to $25 million, and with the Company’s decline in net sales due to the COVID-19 pandemic, the Company will recognize an operating loss for the second quarter 2020 in the range of -$35 million to -$40 million on a GAAP basis and -$17 million to -$23 million on a non-GAAP basis.

“For the second quarter 2020, case volumes decreased significantly in April, followed by an uptick in May and continued acceleration in June as lockdown restrictions eased and elective surgeries began to resume,” said J. Christopher Barry, chief executive officer of NuVasive. “Although uncertainty remains around the COVID-19 pandemic, we saw positive signs of recovery and increased demand for elective procedures at the end of the quarter. As we look to the remainder of the year, these positive trends, coupled with our teams’ resiliency and responsiveness, give us confidence as we continue serving our surgeon partners and patients.”

As of June 30, 2020, the Company had cash, cash equivalents and short-term investments on hand of more than $920 million, and a revolving credit facility of $550 million, which was undrawn as of June 30, 2020.

Second Quarter 2020 Investor Conference Call

NuVasive will hold a conference call on Tuesday, August 4, 2020 at 4:30 p.m. ET / 1:30 p.m. PT to discuss the full results of its financial performance for the second quarter 2020. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the Investor Relations page of the Company's website at www.nuvasive.com. After the live webcast, the call will remain available on NuVasive's website through September 4, 2020. In addition, a telephone replay of the call will be available until August 11, 2020. The replay dial-in numbers are 1-844-512-2921 for domestic callers and 1-412-317-6671 for international callers. Please use pin number: 13704316.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is the leader in spine technology innovation, with a mission to transform surgery, advance care and change lives. The Company's less invasive, procedurally integrated surgical solutions are designed to deliver reproducible and clinically proven outcomes. The Company’s comprehensive procedural portfolio includes access, implants and fixation systems, biologics, software for surgical planning, navigation and imaging solutions, magnetically adjustable implant systems for spine and orthopedics, and intraoperative monitoring service offerings. With more than $1 billion in net sales, NuVasive has approximately 2,800 employees and operates in more than 50 countries serving surgeons, hospitals and patients. For more information, please visit www.nuvasive.com.

Reconciliation of GAAP to Non-GAAP Information

Management uses certain non-GAAP financial measures such as non-GAAP diluted earnings per share, non-GAAP net income, non-GAAP operating expenses and non-GAAP operating margin, which exclude amortization of intangible assets, business transition costs, purchased in-process research and development, one-time restructuring and related items in connection with acquisitions, investments and divestitures, non-recurring consulting fees, certain litigation expenses and settlements, certain European medical device regulation costs, gains and losses from strategic investments, gains and losses from changes in fair value of derivatives and non-cash interest expense (excluding debt issuance cost). Management also uses certain non-GAAP measures which are intended to exclude the impact of foreign exchange currency fluctuations. The measure constant currency utilizes an exchange rate that eliminates fluctuations when calculating financial performance numbers. The Company also uses measures such as free cash flow, which represents cash flow from operations less cash used in the acquisition and disposition of capital. Additionally, the Company uses an adjusted EBITDA measure which represents earnings before interest, taxes, depreciation and amortization and excludes the impact of stock-based compensation, business transition costs, purchased in-process research and development, one-time restructuring and related items in connection with acquisitions, investments and divestitures, non-recurring consulting fees, certain litigation expenses and settlements, certain European medical device regulation costs, gains and losses on strategic investments, gains and losses from changes in fair value of derivatives and other significant one-time items.

Management calculates the non-GAAP financial measures excluding these costs and uses these non-GAAP financial measures to enable it to further and more consistently analyze the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional information to enable them to assess, in the same way management assesses, the Company's current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures will be provided when the Company announces its complete financial results for the second quarter ended June 30, 2020.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive's results to differ materially from historical results or those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the Company's expected financial results for the second quarter 2020, including net sales, margins and operating loss. The Company's expectations for second quarter 2020 financial results are preliminary and unaudited and are subject to adjustment in the ongoing review and audit procedures by the Company's external auditors. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, the completion of the Company’s financial close procedures for the second quarter 2020, including the risk of adjustment to the Company’s preliminary unaudited second quarter results; the impact of the COVID-19 pandemic on the Company's business and financial results, including incremental charges associated therewith; the Company’s ability to maintain operations to support its customers and patients in the near-term and to capitalize on future growth opportunities; risks associated with acceptance of the Company's surgical products and procedures by spine surgeons, development and acceptance of new products or product enhancements, clinical and statistical verification of the benefits achieved via the use of NuVasive's products (including the iGA® platform), the Company's ability to effectually manage inventory as it continues to release new products, its ability to recruit and retain management and key personnel, and the other risks and uncertainties described in NuVasive's news releases and periodic filings with the Securities and Exchange Commission. NuVasive's public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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Investor Contact:

Suzanne Hatcher

NuVasive, Inc.

858-458-2240

investorrelations@nuvasive.com

Media Contact:

Jessica Tieszen

NuVasive, Inc.

858-736-0364

media@nuvasive.com